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                                                                      Exhibit 21

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                                  SUBSIDIARIES
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ORBITAL SCIENCES CORPORATION
ORBITAL COMMUNICATIONS CORPORATION
ORBITAL SERVICES CORPORATION
ORBITAL COMMERCIAL SYSTEMS, INC.
ORBITAL INTERNATIONAL, INC.
ORBITAL INTERNATIONAL SERVICES, INC.
ORBITAL SPACE SYSTEMS, INC.
ORBLINK LLC
ENGINEERING TECHNOLOGIES, INC
ORBITAL IMAGING CORPORATION
MACDONALD, DETTWILER AND ASSOCIATES, LTD.
ACCESS BC INFORMATION SERVICES, LTD.
MACDONALD DETTWILER INFORMATION SERVICES, LTD.
MACDONALD DETTWILER SERVICES, LTD.
MACDONALD DETTWILER HOLDINGS, INC.
MACDONALD DETTWILER TECHNOLOGIES LTD.
MACDONALD DETTWILER PTY. LTD.
MACDONALD DETTWILER TECHNOLOGIES INC.
MACDONALD DETTWILER LIMITED
TRIATHLON MAPPING CORP.
NIES MAPPING GROUP, INC.
EARTH OBSERVATION SCIENCES LIMITED
IOTEK INCORPORATED
MAGELLAN CORPORATION
MAGELLAN DIS, INC.
MAGELLAN SISTEMAS DE MEXICO
MAGELLAN FOREIGN SALES CORPORATION
ASHTECH USVI
ASHTECH EUROPE LTD
ASHTECH A/O


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                                  SUBSIDIARIES
                                   (CONTINUED)
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ORBCOMM GLOBAL, L.P.
ORBCOMM USA L.P.
ORBCOMM INTERNATIONAL PARTNERS, L.P.
DOLPHIN INFORMATION SERVICES, INC
DOLPHIN SOFTWARE SERVICES ULC
ORBCOMM CORPORATION
ORBCOMM GLOBAL CAPITAL CORP